ASSET PURCHASE AGREEMENT

                            Dated as of July 23, 1997


                                      among



                      MRS. FIELDS' PRETZEL CONCEPTS, INC.,
                                    as Buyer,


                            H & M CONCEPTS LTD., CO.,
                                   as Seller,

                                       and

                THE MANAGING MEMBERS OF H & M CONCEPTS LTD., CO.,
                               as Seller Members,

                                TABLE OF CONTENTS


                                                                           Page

1.  Purchase, Sale and Assumption..........................................  1

2.  Closing; Transactions to be Effected; Purchase Price Adjustment........ 10

3.  Conditions to Closing.................................................. 16

4.  Representations and Warranties of the Seller and the Seller Members.... 20

5.  Covenants of the Seller and the Seller Members......................... 40

6.  Representations and Warranties of the Buyer............................ 43

7.  Covenants of the Buyer................................................. 45

8.  Mutual Covenants....................................................... 46

9.  Employee and Related Matters........................................... 50

10.  Further Assurances.................................................... 51

11.  Indemnification....................................................... 51

12.  Assignment............................................................ 61

13.  No Third-Party Beneficiaries.......................................... 62

14.  Termination........................................................... 62

15.  Survival of Representations........................................... 63

16.  Expenses.............................................................. 64

17.  Arbitration........................................................... 64

18.  Amendments............................................................ 66

19.  Notices............................................................... 66

20.  Interpretation........................................................ 67

21.  Counterparts.......................................................... 67

22.  Entire Agreement...................................................... 67

23.  Fees.................................................................. 67

24.  Severability.......................................................... 68

25.  Consent to Jurisdiction............................................... 68

26.  Governing Law......................................................... 69

Appendix A                 Index of Defined Terms

Exhibit A                  List of Stores to be Acquired

Exhibit B                  List of Excluded Stores

Exhibit C                  W/C Statement

Schedules
1(b)(viii)                 Excluded Assets
1(c)(iii)                  Display Cabinets
1(c)(iv)                   Other Assumed Liabilities
1(d)(vi)                   Excluded Liabilities Under Contracts With Members,
                            Stockholders, Creditors and Affiliates
1(e)(iv)A                  Personal Property Leases
3(a)(viii)(A)              Agreements Requiring Consent to Transfer or Assign
                            Any of the Acquired Assets
3(a)(viii)(B)              Contribution Schedule
4(c)(i)                    Ownership Interests of Seller
4(c)(ii)                   Exceptions to Ownership of Subsidiary Shares/
                            Officers,  Directors,  Managers and Managing Members
                             of Subsidiaries
4(d)                       Equity Interests
4(e)(i)                    Financial Statements
4(e)(ii)                   Disclosed Liabilities
4(f)                       Tax Returns and Audits
4(g)                       Liens on Acquired Assets
4(h)                       Condition of Assets
4(i)                       Intellectual Property
4(j)                       Contracts
4(j)(iv)                   Agreements With Officers, Etc.
4(j)(vi)(A)                Leases or Similar Agreements With Third Party Lessors
4(j)(vii)(A)               Contracts  for Future  Purchase  of  Materials,
                            Supplies or  Equipment  Not in Ordinary
                           Course of Business
4(j)(vii)(B)               Management, Service, Consulting Contracts
4(j)(vii)(C)               Advertising Agreements or Arrangements
4(j)(viii)                 Material License or Agreements Regarding Use of
                            Intellectual Property
4(j)(ix)                   Agreements or Contracts Regarding Seller or
                            Subsidiary Loans, Indebtedness, Etc.
4(j)(x)                    Guaranties by Others of Seller or Subsidiary
                            Indebtedness, Liabilities or Obligations
4(j)(xi)                   Security  Agreement  or  Encumbrances  Other  Than
                            Original  Purchase  Price  Conditional  Sales
                           Contracts or Equipment Leases
4(j)(x)(ii)                Agreements for Sale of Assets Not in Ordinary Course
                            of Business
4(j)(xiii)                 Agreements,  Arrangements,  Understandings  Between
                            Seller  or  a  Subsidiary  and  Any
                           Respective Member, Stockholder, Creditor or Affiliate
4(j)(xiv)                  Other Agreement,  Contract,  License,  Commitment or
                            Instrument  Pursuant to Which After the Closing the
                             Buyer Will Have any Liability
4(k)                       Litigation
4(l)                       Insurance
4(m)(i)                    Benefit Plans
4(m)(ii)-1                 Benefit Plan Filings
4(m)(ii)-2                 Proceedings
4(m)(iii)                  Contributions and Payments Funding Deficiencies
4(m)(v)                    Liabilities to Multiemployer Plans
4(m)(vii)                  Employee Welfare Benefit Plans
4(n)                       Material Events
4(o)                       Compliance with Applicable Laws; Environmental
                            Matters
4(p)                       Employee and Labor Relations
4(q)                       Material Licenses and Permits
4(r)                       Inventory
4(t)                       Product Liability
11(b)(ii)                  Rent Schedule
Rider No. 1                H&M Concepts Ltd. Co./Date: February 11, 1997

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of July 23, 1997, among MRS. FIELDS' PRETZEL CONCEPTS, INC., a Delaware corporation (the "Buyer"), H & M CONCEPTS LTD. CO., an Idaho limited liability company (the "Seller"), and the managing members of the Seller, Randol S. Hemmer and Steven H. Mann (the "Seller Members").
         WHEREAS, the parties desire that the Buyer purchase from the Seller, and that the Seller sell to the Buyer, the Acquired Assets (as defined in
Section 1(a)), and that the Buyer assume the Assumed  Liabilities (as defined in
Section 1(c)), upon the terms and subject to the conditions set forth in this Agreement;
          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:
         1.  Purchase, Sale and Assumption.
                  (a) Purchase and Sale. On the terms and subject to the conditions of this Agreement, the Seller agrees to sell, transfer, assign and deliver to the Buyer, and the Buyer agrees to, accept and purchase from the Seller, at the Closing (as defined in Section 2(a)), all the business and operations of the Seller's seventy-nine (79) stores listed on Exhibit A hereto (such business and operations being herein called, collectively, the "Acquired Business") and all the assets and properties of the Seller of every kind and description used or held for use in connection with the Acquired Business (such assets and properties being herein called, collectively, the "Acquired Assets"), other than the Excluded Assets (as defined in Section 1(b)). The Acquired Assets shall include without limitation (i) all leasehold and subleasehold interests, and improvements, fixtures, signage, easements, rights-of-way, and other appurtenants thereto; (ii) all tangible personal property, such as machinery, equipment, supplies, inventories, furniture, motor vehicles and tools; (iii) all agreements, contracts, instruments, security interests and other similar arrangements expressly assumed by the Buyer at the Closing; (iv) all books, records, ledgers, files, documents, correspondence, plans, drawings, marketing materials, studies, reports and other similar material, in written or electronic form; (v) all recipes, techniques, processes, methods of production and commercialization, training methods and know-how owned by the Seller; (vi) the Subsidiary Shares (as defined in Section 2(b)(i), including all of Seller's ownership interests in UVEST, LLC, a Utah limited liability company, LV-H&M, LLC, a Nevada limited liability company, and the Seller's ownership interest in H & M Concepts of Idaho, Inc., an Idaho corporation (collectively, the "Subsidiaries"); (vii) store change funds in the aggregate amount of $25,000 (the "Store Cash"); (viii) deposits made in connection with leases, subleases and utility service agreements; and (ix) all of the accounts, notes receivables, rebates and all other assets listed in the W/C Statement (as defined in Section 2(c)(i)).
                  (b) Excluded Assets. The term "Excluded Assets" means, collectively, the following: (i) the business and operations of, and the assets and property located in, the
                  Seller's stores listed on Exhibit B;

     (ii) any and all assets of the Seller's corporate office unless expressly included herein;

     (iii) all cash in the Seller's bank accounts other than Store Cash;

     (iv) all rights and claims (including, without limitation, refunds and claims thereto) of the Seller or of any Subsidiary with respect to the Excluded Liabilities (as defined in Section 1(d));

     (v) any rights under that certain Franchise Agreement, dated June 7, 1993, as amended (the "Franchise Agreement"), between Seller's assignor, Pretzel Time Northwest, Inc., an Idaho corporation, and Pretzel Time, Inc., a Pennsylvania corporation ("Franchisor");

     (vi) the "H & M Concepts" trade name and related trademarks;

     (vii) any and all minute books, stock transfer
                  records and records of Taxes (as defined in Section 4(f)(iii)) of the Seller or the Subsidiaries; and

     (viii) all assets listed on Schedule 1(b)(viii). (c) Assumed Liabilities. On the terms and subject to the conditions of this Agreement, the Buyer agrees to assume, at and effective from the Closing, the Assumed Liabilities, other than the Excluded Liabilities. The term "Assumed Liabilities" means the following liabilities and obligations of the Seller and the Subsidiaries:

     (i) all obligations under the agreements,  contracts,
                  leases, licenses, and other arrangements referred to in the description of Acquired Assets either (A) to furnish goods, services and other non-cash benefits to another party after Closing, or (B) to pay for goods, services and other non-cash benefits that another party will furnish to the Acquired Business after Closing;
                           (ii) all  liabilities of the Seller listed in the W/C
                  Statement (as defined in Section 2(c)(i));
                           (iii) the  obligation  of the Seller  pursuant to the
                  Franchise Agreement, as of the Closing Date, to install humidified, pretzel display cabinets (the "Display Cabinets") in stores included as a part of the Acquired Assets, but only to the extent set forth on Schedule 1(c)(iii);
                           (iv) the  obligation  of the  Seller  under any store
                  lease or sublease that is a part of the Acquired Assets to pay adjustments in common area maintenance fees billed after the expiration of the 45-day period specified in Section 2(c)(i) for adjusting the W/C Statement; and

     (v) all other liabilities of the Seller listed on Schedule 1(c)(iv). (d) Excluded Liabilities. The term "Excluded Liabilities" means any liability or obligations of the Seller or any Subsidiary not expressly assumed in this Agreement, including without limitation:

     (i) any liability in respect of any Excluded Assets, including those arising under the Franchise Agreement, except as expressly set forth in Section 1(c)(iii) concerning the installation of the Display Cabinets;

     (ii) any  obligation  or  liability  to  the  Seller   including  those  in
          connection with the transactions contemplated by this Agreement or the liquidation or dissolution of the Seller;

     (iii)except as limited by Section 11(b)(iii), the costs associated with obtaining assignments of store leases or subleases;

  (iv) any  liability  for any  Taxes  (as  defined  in
         Section 4(f)(iii)) attributable to taxable years or periods ending at the time of or prior to the Closing, or, in the case of any Straddle Period (as defined in Section 11(a)(i)), the portion of such Straddle Period (as determined in Section 11(a)(i)) ending at the time of the Closing;
                           (v) any  obligation to indemnify any person by reason
         of the fact that such person was a director, officer, employee, managing member or agent of the Seller or the Subsidiaries or was serving at the request of any such entity as a managing member, partner, trustee, director, officer, employee or agent of another entity;
                           (vi) any  obligations  and liabilities of the Seller,
         any Subsidiary or of any Seller Members with respect to any contract, agreement, arrangement or understanding (including without limitation any payables) with any of their respective members, stockholders, creditors or affiliates (in each case, other than the Seller and the Subsidiaries) including those identified on Schedule 1(d)(vi);
                           (vii)  any  liability  under  any  Benefit  Plan  (as
         defined in Section 4(m)) or other incentive plans or arrangements sponsored by the Seller or any Subsidiary;
                           (viii) any  liability or  obligation  with respect to
         the payment of expenses pursuant to Section 16, including any indemnification or other obligations under any related engagement agreements or arrangements; and
                           (ix)  any  liability  or  obligation  arising  before
         Closing under any agreement, contract, lease, sublease, license or arrangement of the Seller, including those arising under the Franchise Agreement other than the obligations of the Seller to install the Display Cabinets expressly assumed by the Buyer pursuant to Section 1(c)(iii).
                  (e)  Purchase Price; Subordination; Security.
                           (i) Payment of Purchase Price. The purchase price for
         the Acquired Assets (the "Purchase Price") shall be Thirteen Million Five Hundred Fifty Thousand Dollars ($13,550,000), of which: (A) Five Million Five Hundred Fifty Thousand Dollars ($5,550,000) is payable in cash at Closing (the "Cash Purchase Price"); (B) Four Million Dollars ($4,000,000) is payable with a promissory note (the "Subordinated Note") that the Buyer shall cause to be issued by Mrs. Fields Holding Company, Inc., a Delaware corporation and affiliate of the Buyer ("MFHC"), that shall bear interest at the rate of eight percent (8%) per annum on the unpaid principal balance thereof, that shall require payment of the unpaid principal thereof on or before five (5) years from the date of the Closing, and that shall require monthly payments of interest, commencing on September 30, 1997 and continuing on the last day of each successive month thereafter until paid in full; and
         (C) Four Million Dollars ($4,000,000) is payable with a promissory note (the "Bridge Note") issued by the Buyer that shall bear interest at the rate of sixteen percent (16%) per annum on the unpaid principal balance thereof, and that shall be payable in full on or before November 1, 1997. (The Subordinated Note and the Bridge Note are collectively hereinafter referred to as the "Notes.") As a loan fee (the "Loan Fee") for the financing evidenced by the Bridge Note, the Buyer shall pay the sum of Twenty Thousand Dollars ($20,000) to the Seller at the Closing in addition to the Cash Purchase Price. At the Closing, the Buyer shall receive a credit against the Cash Purchase Price in an amount equal to Sixty Thousand Dollars ($60,000), representing one-half of the Seller's obligation under the Franchise Agreement to install the Display Cabinets pursuant to Section 1(c)(iii). The Purchase Price shall be subject to adjustment as provided in Section 2(c).

                           (ii) Additional Terms of Notes. In addition to the requirements of Section 1(e)(i): (A) the Subordinated Note shall provide that the obligations thereof shall be subject to offset by the Buyer pursuant to the terms and conditions of this Agreement, and shall provide for a penalty or premium in the event of prepayment as shall be mutually agreed upon and set forth in the Subordinated Note; (B) the Bridge Note shall provide that it is secured by the Subordinated Security Interest (as defined in Section 1(e)(iv)) in the Collateral granted by the Seller to the Buyer and that prepayment of some or all of the principal and/or interest under the Bridge Note shall be without penalty or premium; (C) each of the Notes shall provide that the obligations thereof shall be subordinated to the Senior Financing (as defined in Section 1(e)(v)), shall be governed by the laws of the State of Utah (without giving effect to choice of law provisions) and shall be in a form and shall contain such terms as are mutually agreeable to the Buyer and the Seller and approved by the Lender (as defined in
         Section 1(e)(v)).
                           (iii) Guaranty Agreements. On terms satisfactory to the Buyer, the Seller and MFHC, and approved by the Lender, the Buyer shall cause MFHC to execute and deliver to the Seller at the Closing a guaranty agreement (the "MFHC Guaranty"), guaranteeing payment of the Bridge Note. On terms satisfactory to the Buyer, the Seller, MFHC and Capricorn Investors II, L.P., a Delaware limited partnership and affiliate of the Buyer ("Capricorn"), and approved by the Lender, the Buyer shall cause Capricorn to execute and deliver to the Seller at the Closing a guaranty agreement (the "Capricorn Guaranty"), guaranteeing payment of the Subordinated Note.
                           (iv) Seller's Security Interest. Subject to Section 1(v), the Bridge Note shall be secured by a security agreement, in a form and containing terms mutually agreeable to the Buyer and the Seller, and approved by the Lender (the "Subordinated Security Agreement"), granting the Seller a security interest (the "Subordinated Security Interest") in the Collateral (defined in this Section 1(e)(iv)). For purposes of this Agreement and the Security Agreement, subject to the Lender's written approval, the term "Collateral" shall mean (A) the leasehold and subleasehold interests and improvements, inventory, machinery, equipment and other personal property sold, transferred, conveyed and delivered as a part of the Acquired Assets by the Seller to the Buyer, located in each of the retail stores identified on Exhibit A, excluding any equipment or machinery leased by the Buyer, including without limitation, the equipment and machinery described in those certain personal property leases listed on Schedule 1(e)(iv)(A) to be assumed by the Buyer at the Closing; and (B) subject to the written consent of the Franchisor, all of the Buyer's rights and interests as franchisee under the New Franchise Documents (as defined in Section 3(a)(x)). The Buyer agrees to execute and deliver to the Seller all documents (including UCC financing statements) reasonably necessary to perfect the Subordinated Security Interest, provided however that the expense of filing any such documents shall be borne and paid by the Seller. Promptly on the payment in full of the Bridge Note, the Seller shall release and terminate the Subordinated Security Interest and all financing statements related thereto.
                           (v) Lender's Security Interest; Subordination of Seller's Security Interest. The Buyer intends to arrange financing of the Cash Purchase Price through the borrowing of monies (the "Senior Financing") from a third party lender (the "Lender"). The Seller hereby agrees: (x) that all indebtedness, obligations and liabilities (including without limitation those evidenced by promissory notes or other instruments) of the Buyer (and/or any of the Buyer's affiliates), owed now or in the future, to the Lender in connection with the Senior Financing (collectively, the "Senior Debt"), subject to the limitations set forth in the Subordination Agreement (as defined in Section 1(e)(viii) as to the permitted amount of Senior Debt, shall be secured by a first-priority security interest, to be granted by the Buyer at the Closing in favor of the Lender, covering such assets of the Buyer, including without limitation the Acquired Assets and the Collateral, as may be agreed upon by the Buyer and Lender (the "Senior Security Interest"); (y) that all of the indebtedness, obligations, rights and liabilities evidenced by or arising from any of the Notes, the Subordinated Security Agreement or any other instruments securing payment thereof (such indebtedness, obligations, rights and liabilities being referred to herein as the "Subordinated Debt") shall be subordinate and junior in rights of priority and payment and collection to the rights of priority and payment and collection in full of all of the Senior Debt; and (z) to execute and deliver all documents required by the Lender in connection with the Senior Financing, including the Subordination Agreement (as defined in Section 1(e)(vii)); provided however, subject to the Lender's approval, none of the obligations of MFHC to the Seller Members under the Consulting Agreement (as defined in Section 1(e)(vi)) shall constitute Subordinated Debt. The Buyer hereby agrees to furnish the Seller with copies of the documents executed by the Buyer and delivered to the Lender evidencing and securing the Senior Financing.

                           (vi) Consulting Agreement. The Buyer shall cause MFHC to enter into a consulting agreement (the "Consulting Agreement") with the Seller and the Seller Members, providing for MFHC's engagement of the Seller Members as consultants on mutually satisfactory terms.
                           (vii) Subordination Agreement. The Seller, the Buyer and the Seller Members shall enter into an agreement (the "Subordination Agreement") with the Lender, providing for the subordination of the Subordinated Debt to the Senior Debt on mutually satisfactory terms.
                  (f) Allocation of Purchase  Price.  Prior to the Closing Date,
the Buyer and the Seller shall negotiate, draft and execute a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 1(f), any other consideration paid to the Seller, including the Assumed Liabilities) among the Acquired Assets and the covenant not to compete set forth in Section 5(f). Promptly following the making of the Purchase Price adjustments contemplated by Section 2(c), the Buyer and the Seller shall in good faith negotiate adjustments to the Allocation Schedule to reflect any differences between the Purchase Price and any adjustments to the Purchase Price, and execute a revised Allocation Schedule. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the
Internal  Revenue Code of 1986,  as amended (the  "Code"),  and the  regulations thereunder. The Seller and the Buyer agree that promptly upon receiving the Allocation Schedule they shall return an executed copy thereof to the other party. The Seller and the Buyer agree to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns (as defined in
Section 4(f)), in accordance with the Allocation Schedule. The Seller and the Buyer agree to provide the other promptly with any other information required to complete Form 8594.
                  (g)  Nonassignable Assets.
                           (i) To the extent that any lease, contract, permit, license or other asset included in the Acquired Assets is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of a third party (whether or not a governmental authority), or if such assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of applicable law, this Agreement (and any related documents delivered at the Closing) shall not constitute an actual or attempted assignment, transfer, sublease or sublicense thereof unless and until such consent or waiver of such third party has been duly obtained or such assignment, transfer, sublease or sublicense has otherwise become lawful (any lease, contract, permit, license or other asset not assigned, transferred, subleased or sublicensed as a result of this Section 1(g)(i) is hereinafter referred to as an "Unassigned Asset").
                           (ii) To the extent that the consents and waivers referred to in Section 1(g)(i) are not obtained prior to the Closing, or until the impracticalities of transfer referred to therein are resolved, and in each case subject to Section 8(a), (A) the Seller shall, subject to Section 8(a), use its best efforts to (1) provide or cause to be provided to the Buyer the benefits of any Unassigned Asset,
         (2) cooperate in any arrangement, reasonable and lawful as to both the Seller and the Buyer, designed to provide such benefits to the Buyer and (3) enforce for the account and at the expense of the Buyer any rights of the Seller arising from such Unassigned Asset, including the right to elect to terminate in accordance with the terms thereof on the advice of the Buyer, and (B) the Buyer shall use its best efforts to perform the obligations of the Seller arising under such Unassigned Asset or shall promptly reimburse the Seller for the expense thereof.
         2. Closing; Transactions to be Effected; Purchase Price Adjustment.
                  (a) Closing.  The closing (the  "Closing") of the purchase and sale of the Acquired Assets and the Buyer's assumption of the Assumed Liabilities shall be held at the offices of the Seller or its counsel, John R. Hansen, Jr., in Boise, Idaho, at a time established by agreement of the parties, on July 25, 1997, or if the conditions to Closing set forth in Section 3 of this Agreement shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".
                  (b) Transactions to be Effected.  At the Closing, on the terms and subject to the conditions of this Agreement:

                           (i) the Seller shall deliver to the Buyer (A) such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Buyer of the Acquired Assets as the Buyer or its counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Buyer and its counsel, (B) a certificate or certificates representing all the outstanding shares of capital stock or membership interests, as the case may be (the
         "Subsidiary Shares") of the Subsidiaries owned by the Seller, duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and (C) the documents to be delivered by the Seller pursuant to Section 3(a); and
                           (ii) the Buyer shall deliver to the Seller (A) the Cash Purchase Price (reduced by any credits due the Buyer herein) and the Loan Fee by wire transfer to one or more bank accounts which shall be designated in writing by the Seller at least two business days prior to the Closing Date, (B) the Notes, (C) such instruments of assumption with respect to the Assumed Liabilities, appropriately executed and authenticated by the Buyer, as the Seller or its counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Seller and its counsel, and (D) the documents to be delivered by the Buyer pursuant to Section 3(b).
                  (c)  Purchase Price Adjustments.
                           (i) W/C Adjustment. Within 45 days after the Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the "W/C Statement") in the same form as Exhibit C, which shall be reviewed and reported on by the Buyer's independent auditors in accordance with procedures to be established by the Seller and Buyer without exception or qualification, setting forth the Working Capital Amount (as defined in this Section 2(c)(i)).
                  If the Working Capital Amount is less than $(113,347) (i.e., 110% of the negative Working Capital Target (as defined in this Section 2(c)(i)), the Purchase Price shall be decreased through a reduction in the Cash Purchase Price to the extent that the Working Capital Amount is less than $(103,043). [For example, if the actual Working Capital Amount is ($120,000), then by reason of this Section 2(c)(i), the Cash Purchase Price shall be reduced by $16,957 ($120,000 - $103,043 = $16,957).] Conversely, if the Working Capital
Amount is greater than $(92,738) (i.e., 90% of the negative Working Capital Target), the Purchase Price shall be increased by an increase in the Cash Purchase Price to the extent that the Working Capital Amount is greater than ($103,043). The Buyer shall pay to the Seller any such increase in the Purchase Price, and the Seller shall repay to the Buyer any such decrease in the Purchase Price, within five business days following the determination of the amount of such adjustment pursuant to this Section 2(c).
                  "Working Capital Amount" means the net "working capital" of the Seller as of the close of business on the Closing Date calculated in the identical manner as the Working Capital Target set forth in the W/C Statement on Exhibit C, which identifies each of the line items of certain selected assets and liabilities that contribute to ordinary working capital for purposes of this Agreement. The Working Capital Amount shall be subject to verification of the value of assets included in the W/C Statement (e.g., inventory, equipment and spare parts shall be reduced for damage or obsolescence and accounts receivable shall be reduced for bad debts).
         There shall be no adjustment in the Working Capital Amount listed on Exhibit C with respect to the Simtec account, and the amount of the Pepsi rebate set forth on Exhibit C shall not be reduced below $29,000, representing the 1996 Pepsi rebate.
                  "Working Capital Target" means $(103,043).
                           (ii) Preparation of W/C Statement; Resolution of Disagreements. The Buyer shall assist the Seller and its independent auditors in the preparation of the W/C Statement, and shall provide the Seller and its independent auditors access at all reasonable times to the personnel, properties, books and records of the Acquired Business for such purpose. The Buyer's independent auditors may participate in the preparation of the W/C Statement; provided, however, that the Buyer acknowledges that the Seller shall have the primary responsibility and authority for preparing the W/C Statement and the Seller's independent auditors shall have the primary responsibility and authority for certifying the W/C Statement. During the five-day period following the Buyer's receipt of the W/C Statement, the Buyer and its independent auditors will be permitted to review the working papers of the Seller's independent auditors relating to such Statement. The W/C Statement shall become final and binding upon the parties on the fifth day following receipt thereof by the Buyer unless the Buyer gives written notice of its disagreement (a "Notice of Disagreement") with respect to the W/C Statement to the Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and shall be accompanied by a letter from the Buyer's independent auditors indicating that they concur with each of the positions taken by the Buyer in the Notice of Disagreement. If a Notice of Disagreement is received by the Seller in a timely manner, then the W/C Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon the parties on the earlier of (A) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the five-day period following the delivery of a Notice of Disagreement, the Seller and the Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. At the end of such five-day period, the Seller and the Buyer shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters that remain in dispute. The Arbitrator shall be such nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Seller and the Buyer shall jointly request that the arbitration be conducted in Salt Lake City, Utah in accordance with the procedures of the American Arbitration Association. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 25 days following submission thereto. The cost of any arbitration (including the fees of the Arbitrator) pursuant to this
         Section 2(c)(ii) shall be borne 50% by the Buyer and 50% by the Seller, except that each party shall bear all fees and expenses attributable to any expert witness retained by such party but not the other party. The fees and disbursements of the Seller's independent auditors incurred in connection with their certification of the adjusted W/C Statement shall be borne by the Seller, and the fees and disbursements of the Buyer's independent auditors incurred in connection with their review of the W/C Statement or certification of any Notice of Disagreement shall be borne by the Buyer.
                           (iii) Real Property Lease/Sublease Adjustments. If the landlord or sublandlord, as the case may be, does not consent to the assignment of a lease or sublease to the Buyer and, furthermore, prior to the end of the current term of such lease or sublease, the landlord or sublandlord does not permit the Buyer to operate a store on such premises because of the request for an assignment of the lease or sublease to the Buyer pursuant to this Agreement, the Purchase Price shall be reduced by an amount determined by multiplying the Purchase Price by a fraction, the numerator of which is the amount of the contribution set forth on Schedule 3(a)(viii)(B) for the lost store and the denominator of which is the total contribution for all stores listed on Schedule 3(a)(viii)(B). For the purpose of avoiding or reducing any such loss, the Buyer and the Seller agree to make reasonable efforts to enter into an agreement with the Franchisor, on terms satisfactory to the Buyer, for the Buyer's management of any such store during the remainder of the current term and, at the Buyer's election, during any extended or option term, of the lease or sublease, in lieu of an assignment thereof as required by this Agreement; provided, however, neither the provisions of nor any actions taken by the Seller or the Buyer pursuant to this Section 2(c)(iii) shall waive, modify or limit the requirements of Section 3(a)(viii)(B) as conditions of the Closing.

                  (d) Post-Closing Activities. After the Closing, the Seller or one or more of its subsidiaries may be liquidated, dissolved and wound-up in accordance with the applicable limited liability company or corporate law, and will make such state and federal regulatory and tax filings as are required by law. The Buyer agrees to make its personnel, and applicable books and records, available to the Seller to the extent necessary to enable the Seller to file all Tax Returns (as defined in Section 4(f) of this Agreement) required to be filed by the Seller or any of its subsidiaries, including in connection with a liquidation of the Seller or its subsidiaries and in connection with the Excluded Assets, the Excluded Liabilities and any indemnity claims hereunder, provided that the Buyer's personnel will be so available only to the extent that the performance of such actions does not interfere with the performance of such personnel's duties for or on behalf of the Buyer. The Seller understands and agrees that it will be solely responsible for paying or providing for the payment of, and the Buyer will not be required to pay, any out-of-pocket expenses incurred in connection with such actions.
         3.  Conditions to Closing.
                  (a) Buyer's Obligation. The obligation of the Buyer to purchase the Acquired Assets is subject to the satisfaction (or waiver by the Buyer) as of the Closing of the following conditions:
                           (i) The  representations and warranties of the Seller
         and Seller Members made in this Agreement shall be true and correct as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and the Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller by the time of the Closing; and the Seller shall have delivered to the Buyer a certificate dated the Closing Date and signed by an authorized officer of each Seller confirming the foregoing;
                           (ii) The Buyer shall have  received an opinion  dated
         the Closing Date of John R. Hansen, Jr., counsel to the Seller, in a form acceptable to the Buyer;
                           (iii)  No   injunction  or  order  of  any  court  or
         administrative agency of competent jurisdiction shall be in effect, and no statute, rule or regulation of any governmental authority of competent jurisdiction shall have been promulgated or enacted, as of the Closing which restrains or prohibits the purchase and sale of the Acquired Assets;
                           (iv) The Buyer shall have  received  from the Seller,
         the written consent of Franchisor to (A) the acquisition described herein, (B) the Seller's assignment to the Buyer of the real property leases or subleases (as the case may be) entered into between the Seller and the Franchisor for each store comprising a part of the Acquired Business, and (C) the Franchisor's written waiver of its right of first refusal under the Franchise Agreement to acquire any of the Acquired Assets or the Acquired Business. Such consent from the Franchisor shall be in a form reasonably acceptable to the Buyer;
                           (v)  The  Buyer  shall  have   received   third-party
         financing for the Cash Purchase Price on terms reasonably satisfactory to the Buyer;
                           (vi) The Buyer shall have concluded its due diligence
         review of the Seller, the Subsidiaries, the Acquired Assets, and the Assumed Liabilities to its reasonable satisfaction;
                           (vii)  There  shall  have  been no  material  adverse
                           changes in the Acquired  Business;  (viii) The Seller
                           and the Buyer shall have obtained consents, in a form
                           reasonably
         satisfactory to the Seller and the Buyer, to the transactions contemplated hereby from the persons whose consent is required for the transfer or assignment to the Buyer of any of the Acquired Assets, including without limitation (A) under each of the agreements identified on Schedule 3(a)(viii)(A), (B) under real property leases and subleases with respect to the stores representing at least eighty percent (80%) of the contribution of the net profit of the Acquired Business for the fiscal year ending December 31, 1996 (as set forth in Schedule 3(a)(viii)(B)), and (C) to the extent required by their respective Operating Agreements, the members of the Subsidiaries;

                           (ix) The Seller shall have demonstrated to the reasonable satisfaction of the Buyer that the working capital position of the Seller as of the Closing Date shall be consistent with the operation of the Seller from the date of the Balance Sheet through the Closing Date in the ordinary course of business consistent with past practice and otherwise in accordance with this Agreement;
                           (x) The Buyer and the  Franchisor  shall have entered
         into franchise, area development and any other agreements (collectively, the "New Franchise Documents") necessary or desirable in the discretion of the Buyer for the ownership, development, operation, franchising and/or sub-franchising of the Acquired Business and the Acquired Assets, on terms satisfactory to the Buyer;
                           (xi) MFHC and Capricorn, respectively, shall have executed and delivered to the Seller the MFHC Guaranty and the Capricorn Guaranty;
                           (xii) The Franchisor and the Seller shall have entered into a written agreement terminating, effective as of the Closing, on terms reasonably satisfactory to the Seller and the Buyer,
         (A) the Franchise Agreement, and (B) all agreements by, between or among the Seller, Franchisor and creditors of the Seller licensing such creditors to operate or use any of the Acquired Assets as a Pretzel Time Franchise;
                           (xiii) The Seller, the Buyer, and the Lender shall have entered into a joint instruction letter governing the payment of the Cash Purchase Price at the Closing to the Seller and third parties, including without limitation the nature and amount of each payment to third parties necessary or required to consummate the transactions contemplated by this Agreement;
                           (xiv) The Buyer, the Seller and the Lender shall have entered the Subordination Agreement;
                           (xv) The Buyer, the Seller, the Seller Members, and MFHC shall have entered into the Consulting Agreement.
                  (b) Seller's Obligation. The obligation of the Seller to sell, assign, transfer and deliver the Acquired Assets to the Buyer is subject to the satisfaction (or waiver by the Seller) as of the Closing of the following conditions:
                           (i) The representations and warranties of the Buyer made in this Agreement qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and the Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the time of the Closing; and the Buyer shall have delivered to the Seller a certificate dated the Closing Date and signed by an authorized officer of the Buyer confirming the foregoing.
                           (ii) The Seller shall have received an opinion dated the Closing Date of Jones, Waldo, Holbrook & McDonough, counsel to the Buyer, in a form acceptable to the Seller;
                           (iii) The conditions contemplated by Sections 3(a)(iii), 3(a)(iv), 3(a)(vii), 3(a)(viii), 3(a)(x), 3(a)(xi),
         3(a)(xii), 3(a)(xiii), 3(a)(xiv), and 3(a)(xv) shall have been satisfied; and
                           (iv) The Buyer shall have executed and delivered to the Seller, the Notes, in accordance with Sections 1(e)(i) and (ii), and the Subordinated Security Agreement in accordance with Section
         (iv).
                  (c) Waiver of Closing Conditions. The parties hereto acknowledge and agree that if the Buyer or the Seller shall have received prior to the Closing written notice from the Seller or the Buyer, respectively, providing specific information as to the failure of any condition set forth in paragraph (a) or (b) above, respectively, and such party or parties determine to proceed with the Closing, such party or parties will be deemed to have waived such condition and shall not be entitled to be indemnified pursuant to Section 11 for any losses arising from any matters relating to such conditions; provided, that no such waiver shall affect the calculation of any adjustment to the Purchase Price under Section 2(c).

         4. Representations and Warranties of the Seller and the Seller Members. The Seller and the Seller Members hereby jointly and severally represent and warrant to the Buyer as follows:
                  (a) Organization and Standing of the Seller. The Seller and each of the Subsidiaries is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation. The Seller and each of the Subsidiaries has full limited liability or corporate power and authority, as the case may be, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. The Seller and each of the Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. The Seller has made available to the Buyer true and complete copies of the Articles of Organization or Certificate of Incorporation (whichever is applicable), as amended to date, and the Operating Agreement or By-laws (whichever is applicable), as in effect on the date hereof, of the Seller and the Subsidiaries.
                  (b) Authority; No Conflict. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Seller (including without limitation any and all member or debtholder approvals) to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The execution and delivery of this
Agreement and the Notes do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (as defined in Section 4(g)) upon any of the Acquired Assets under, any provision of (i) any relevant limited liability company or corporation law statute, (ii) the Articles of Incorporation, Bylaws, Articles of Organization or Operating Agreement of the Seller or the Subsidiaries, (iii) except as disclosed on the Schedules hereto, any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, or agreement to which the Seller or any of the Subsidiaries is a party or by which any of the Acquired Assets is bound or (iv) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to the Seller, any of the Subsidiaries, or any of the Acquired Assets, other than, in the case of clause
(iii) above, any such conflicts, violations, defaults, rights or liens, claims, encumbrances, security interests, options, charges or restrictions that individually or in the aggregate would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Seller or any of the Subsidiaries or their respective affiliates in connection with the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby, other than those that may be required solely by reason of the Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby.

                  (c)  Capitalization.
                           (i) Seller. Schedule 4(c)(i) sets forth (A) the identity of each person and entity holding beneficially and of record an ownership interest of the Seller, and (B) the ownership interest held by each such person and entity. Such interests are fully paid and non-assessable. Except as set forth in Schedule 4(c)(i), there are no equity securities or ownership interests of the Seller outstanding. Except as set forth in Schedule 4(c)(i), there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Seller is or may become obligated to issue, sell, purchase, return or redeem any shares of equity interests or ownership interests of the Seller. Except as set forth in Schedule 4(c)(i), the equity securities or ownership interests of the Seller are not subject to any voting trust agreement or other agreement, contract, agreement, arrangement, commitment or understanding or restricting or otherwise pertaining to the voting of such equity securities ownership interests. The Seller has no managers, and has no managing members other than the Seller Members.
                           (ii) Subsidiaries. The authorized capital stock of H&M Concepts of Idaho, Inc. consists of 1,000 shares of common stock, without par value, all of which are validly issued and outstanding and fully paid and non-accessible, all of which are held beneficially and of record by the Seller. The ownership interests of UVEST, LLC are held beneficially and of record 30% by the Seller and 70% by NVEST LIMITED, a Utah limited liability company. Such interests are fully paid and non-assessible except as set forth in Schedule 4(d). The ownership interests of LV-H&M, LLC are held beneficially and of record 80% by the Seller and 20% by Jean Jensen, an individual residing at Boise, Idaho. Such interests are fully paid and non-accessible. Except as set forth above, there are no shares of capital stock or other equity securities or ownership interests of the Subsidiaries outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Subsidiaries are or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities or ownership interests of the Subsidiaries, and there are not any equity securities of the Subsidiaries reserved for issuance for any purpose. Except as disclosed on Schedule 4(c)(ii), the Seller has good and valid title to the Subsidiary Shares, free and clear of any Liens. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Subsidiary Shares, upon delivery to the Buyer at the Closing of one or more certificates representing the Subsidiary Shares, duly endorsed by the Seller for transfer to the Buyer, and upon the Seller's receipt of the Purchase Price, good and valid title to the Subsidiary Shares will pass to the Buyer, free and clear of any Liens other than those arising from acts of the Buyer or its affiliates. Other than this Agreement, and except as disclosed on Schedules 4(c)(ii) and 4(d), the Subsidiary Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Subsidiary Shares. Each of the officers, directors, managers and managing members of the Subsidiaries is listed on Schedule 4(c)(ii).
                  (d) Equity Interests. Except as disclosed on Schedule 4(d), the Seller does not directly or indirectly own any capital stock of or other equity or ownership interests in any corporation, limited liability company, partnership or other entity.
                  (e)      Financial Statements; Undisclosed Liabilities.
                           (i) Schedule 4(e)(i) sets forth (A) consolidated balance sheets of the Seller and the Subsidiaries as of December 31, 1994, 1995 and 1996, and for five-month period ending May 25, 1997, and the compiled consolidated statements of income, stockholders' equity and cash flows of the Seller and the Subsidiaries for the fiscal years or periods then ended, together with the notes to such financial statements, and (B) the H & M Concepts Ltd. Company and Subsidiaries Consolidated Financial Statements as of December 29, 1996, and the year then ended, together with Report of Independent Public Accountants (the "Audited Financial Statement"), prepared by Arthur Andersen & Co. at the Buyer's request (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied (except in each case as described in the notes thereto) and on the basis described in such notes fairly present the financial condition and the results of operations of the Seller and the Subsidiaries, as the case may be, as of and for the periods indicated. The Acquired Assets constitute, with the exception of any Excluded Assets, all the assets, properties, rights and interests reflected on the audited balance sheet included as a part of the Audited Financial Statement of the Seller and the Subsidiaries as of December 29, 1996 (the "Balance Sheet") (other than those assets, properties, rights and interests sold or disposed of in the ordinary course of the Acquired Business, consistent with past practice, since the date of the Balance Sheet).

            (ii) Except as set forth on Schedule 4(e)(ii), to the
         knowledge of the Seller and the Seller Members, all of the Assumed Liabilities arise out of or relate to the Acquired Business and neither the Seller nor any of the Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (A) as disclosed, reflected, reserved against or contemplated in the Balance Sheet and the notes thereto, (B) for items disclosed in the Schedules hereto, (C) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet other than in violation of this Agreement, (D) for Taxes or (E) for Excluded Liabilities.
                  (f)      Taxes.
                           (i) Except as set forth on Schedule 4(f), the Seller has, in respect of the Acquired Business, filed all material Tax Returns which are required to be filed (all such returns being true, correct and complete in all material respects) and have paid all Taxes shown to be due on such Tax Returns, and all monies required to be withheld by the Seller from employees of the Acquired Business for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Acquired Business.
                           (ii) The reserve for Taxes reflected in the Balance Sheet is adequate for the payment of all liabilities for Taxes with respect to or imposed upon the Acquired Business or the Acquired Assets through the date of such Balance Sheet. Any Taxes in respect of the period since the date of such Balance Sheet have arisen in the ordinary course of business. Except as set forth on Schedule 4(f), there are no ongoing audits or examinations of any of the Tax Returns of the Seller or any of the Subsidiaries and neither the Seller nor any of the Subsidiaries has been notified by any governmental authority that any such audit is contemplated or pending. Except as set forth on Schedule 4(f), no governmental authority is now asserting or threatening to assert against the Seller nor any of the Subsidiaries any deficiency or claim for additional Taxes. Except as set forth on Schedule 4(f), no extension of time with respect to any date on which a Tax Return was or is to be filed by the Seller nor any of the Subsidiaries is in force, and no waiver agreement by the Seller nor any of the Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes. There are no liens for Taxes upon any of the Acquired Assets other than Liens for Taxes not yet due or payable.
                           (iii) For purposes of this Agreement, "Taxes" shall mean federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. For purposes of this Agreement, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Returns relating to Taxes.

                  (g) Title to Acquired Assets. Except as set forth in Schedule 4(g), the Seller has good and marketable title to the Acquired Assets, free and clear of all mortgages, liens, claims, security interests, easements, rights of way, pledges, restrictions, charges or encumbrances of any nature whatsoever (collectively, "Liens"), except mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under equipment leases with third parties entered into in the ordinary course of business, and Liens for Taxes which are not due and payable or which may thereafter be paid without penalty (such excepted Liens are hereinafter referred to collectively as "Permitted Liens"). Subject to Section 1(g), at the Closing, the Buyer shall acquire the Acquired Assets free and clear of all Liens other than Permitted Liens.
                  (h) Condition of Assets. Except as disclosed on Schedule 4(h),(i) the tangible personal assets included in the Acquired Assets have been maintained in all material respects in accordance with generally accepted industry practice, (ii) the tangible personal assets included in the Acquired Assets are in all material respects in good operating condition and repair (ordinary wear and tear excepted), and (iii) the leased personal property included in the Acquired Assets is in all material respects in the condition required of such property by the terms of the leases applicable thereto.
                  (i) Trademarks, etc. Schedule 4(i) sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names (registered or unregistered), service marks (registered or unregistered), registered copyrights and material unregistered copyrights and computer software applications, other than off-the-shelf applications, together with all applications therefor, owned or used by or licensed to the Seller and the Subsidiaries and all license agreements related thereto that are not Excluded Assets to which the Seller or any Subsidiary is a party (collectively "Intellectual Property") and with respect to trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 4(i), the Seller and the Subsidiaries own or have the valid right to use, without payment to any other party, the Intellectual Property used in or necessary for the conduct of their businesses, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. All material Intellectual Property owned by the Seller or a Subsidiary is valid and all registrations related thereto have been duly maintained. Except as disclosed on
Schedule 4(i), all Intellectual Property owned by the Seller or a Subsidiary is free and clear of all Liens. Except as disclosed on Schedule 4(i), to the Seller's and Seller Members' knowledge, no claims or other proceedings are pending or threatened by any person or entity with respect to the ownership, validity, enforceability or use of any Intellectual Property. To the Seller's and Seller Members' knowledge (i) the conduct of their businesses does not infringe upon the rights of any third party, (ii) no third party is infringing upon any Intellectual Property owned by the Seller or a Subsidiary except as set forth in Schedule 4(i), and (iii) the Intellectual Property identified on
Schedule 4(i) is all of the Intellectual Property necessary to conduct the Acquired Business as presently conducted.
                  (j) Contracts. Except as described in Schedule 4(j) and except for contracts or agreements exclusively relating to the Excluded Assets, neither the Seller nor any of the Subsidiaries is a party to or bound by any:
                           (i) employment agreement or employment contract for any employee; (ii) employee collective bargaining agreement or other contract with any labor union;

     (iii)covenant not to compete (other than pursuant to the Franchise Agreement or any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement);

  (iv)   agreement   or  contract   with  any  officer,
         director, member, manager, managing member or employee of the Seller or any affiliates of the Seller (other than employment agreements covered by clause (i) above);
                           (v) lease or similar agreement under which the Seller
         or a Subsidiary is a lessor or sublessor of, or makes available for use by any third party, any real property owned or leased by the Seller or a Subsidiary or any portion of premises otherwise occupied by the Seller or a Subsidiary;
                           (vi) lease or similar  agreement  under which (A) the
         Seller or a Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) the Seller or a Subsidiary is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the Seller or a Subsidiary;
                           (vii) (A) continuing contract for the future purchase
         of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement;
                           (viii) material  license or other agreement  relating
         in whole or in part to patents, trademarks, trade names, service marks or copyrights (including any license or other agreement under which the Seller or a Subsidiary has the right to use any of the same owned or held by a third party);
                           (ix)  agreement or contract under which the Seller or
         a Subsidiary has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed (including, without limitation, through so-called take-or-pay or keepwell agreements) indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;
                           (x)  agreement  or  contract  under  which  any other
         person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Seller or a Subsidiary (other than endorsements for the purpose of collection in the ordinary course of business);
                           (xi) mortgage,  pledge,  security agreement,  deed of
         trust or other document granting a Lien (including, but not limited to, Liens upon any properties acquired under conditional sales, capital leases or other title retention or security devices other than any original purchase price conditional sales contracts or equipment leases entered into in the ordinary course of business);
                           (xii) any  agreement  or contract  providing  for the
         sale or purchase of assets, not in the ordinary course of business consistent with past practice;
                           (xiii) any agreement,  arrangement  or  understanding
         (including without limitation any payables) between the Seller or a Subsidiary and any of their respective members, stockholders, creditors or affiliates (in each case, other than the Seller and the Subsidiaries); and
                           (xiv)  other  agreement,  contract,  lease,  license,
         commitment or instrument pursuant to which after the Closing the Buyer will have any liability.

     Except  as  disclosed  on  Schedule  4(j),   each   agreement,
contract, lease, license, commitment or instrument of the Seller and the Subsidiaries described on Schedule 4(j) and the other Schedules hereto (collectively, the "Contracts") is valid, binding and in full force and effect. Except as disclosed in Schedule 4(j), the Seller or a Subsidiary has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Seller's and Seller Members' knowledge, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.
                  (k) Litigation; Decrees. Schedule 4(k) sets forth a list of all lawsuits, claims, proceedings or investigations pending, or, to the Seller's and the Seller Members' knowledge, threatened, as of the date of this Agreement, by or against or affecting the Seller or a Subsidiary or any of the Acquired Assets. Except as disclosed on Schedule 4(k), neither the Seller nor any of the Subsidiaries is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of the Acquired Assets.
                  (l) Insurance. The insurance policies currently maintained with respect to the Seller and each Subsidiary and the Acquired Assets are listed on Schedule 4(l). All such policies are in full force and effect. The Seller has heretofore made available to the Buyer true and complete copies of all such policies.
                  (m)  Benefit Plans.
                           (i) Schedule 4(m)(i) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements, and other employee fringe benefit plans (all the foregoing being herein called "Benefit Plans") maintained, or contributed to, by the Seller or any Subsidiary for the benefit of any employees of the Seller or any Subsidiary who are employed primarily in the Acquired Business. The Seller has delivered to the Buyer true, complete and correct copies of
         (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan.
                           (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code. Except as disclosed in Schedule 4(m)(ii)-l, all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in Schedule 4(m)(ii)-2, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could reasonably give rise to any material liability, and, to the Sellers' knowledge, there are no facts that could reasonably give rise to any material liability in the event of any such investigation, claim, suit or proceeding.
                           (iii) Except as disclosed in Schedule 4(m)(iii), all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans have been timely made.
                           (iv)  No  "prohibited  transaction"  (as  defined  in
         Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject the Acquired Business or any of its employees, or, to the Seller's knowledge, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan, to any material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. Neither the Seller nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Acquired Business to any material liability for breach of fiduciary duty under ERISA or any other applicable law. No liability under Title IV of ERISA has been incurred by the Seller, the Subsidiaries or their affiliates within six years prior to the date hereof that has not been satisfied in full and no condition exists that presents a material risk of incurring such liability.

                           (v) Except as  disclosed in Schedule  4(m)(v),  at no
         time within the five years preceding the Closing Date has the Seller or any Subsidiary been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any multiemployer plan.
                           (vi)  Neither the Seller nor any of the  Subsidiaries
         maintains or contributes to a Pension Plan which is subject to Section 302 of ERISA or Section 412 of the Code.
                           (vii)  With  respect to any  Benefit  Plan that is an
         employee welfare benefit plan, except as disclosed in Schedule 4(m)(vii), (A) no such Benefit Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (B) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.
                  (n)  Absence  of Changes or  Events.  Except as  disclosed  on
Schedule 4(n), since the date of the Balance Sheet, there has not been any material adverse change in the assets, financial condition or results of operations of the Acquired Business other than changes relating to the economy in general or the Acquired Business's industry in general and not specifically related to the Acquired Business. Since the date of the Balance Sheet, the Seller and each Subsidiary has conducted its portion of the Acquired Business in the ordinary course and in substantially the same manner as presently conducted and has made all reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers and others with whom it deals, and neither the Seller nor any Subsidiary has taken any action that, if taken after the date hereof, would constitute a material breach of any of the covenants set forth in Section 5(b).
                  (o)  Compliance with Applicable Laws; Environmental Matters.
                           (i)  Except as set  forth in  Schedule  4(o),  to the
         knowledge of the Seller or the Seller Members, the Seller and each Subsidiary is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except where noncompliance would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. Except as set forth in Schedule 4(o), neither the Seller nor any of the Subsidiaries has received any written communication from a governmental authority that alleges that the Seller or any Subsidiary is not in compliance, in respect of the Acquired Business, in all material respects, with material federal, state, local or foreign laws, ordinances, rules and regulations.
                           (ii)  Except as set forth in  Schedule  4(o),  to the
         knowledge of the Seller or the Seller Members, none of the operations or properties of the Seller and the Subsidiaries is the subject of any federal, state or foreign investigation, in respect of the Acquired Business, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance (as defined below) into the environment, and neither the Seller nor any of the Subsidiaries has received any written communication from a governmental authority that alleges that the Seller or any Subsidiary is not in compliance, and the Seller and the Subsidiaries are in compliance, in all material respects, with all federal, state, local or foreign laws, ordinances, codes, rules and regulations relating to the environment
         ("Environmental Laws") in respect of the Acquired Business, except where noncompliance would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. The Seller and the Subsidiaries have filed all material notices required in respect of the Acquired Business to be filed by them under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment. Neither the Seller nor any of the Subsidiaries has any material contingent liabilities in respect of the Acquired Business in connection with any

         Hazardous Substance that individually or in the aggregate would have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. "Hazardous Substance" includes:
         (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any so-called superfund or superlien law, or any other Environmental Law, including Environmental Laws relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material in effect on the date of this Agreement, (ii) asbestos or polychlorinated biphenyls, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, foreign or local governmental authority pursuant to any Environmental Law or any health and safety or similar law, code, ordinance, rule or regulation, order or decree, and which could reasonably pose a hazard to the health and safety of workers at or users of any properties included in the Acquired Assets or cause damage to the environment.
                  (p)  Employee  and  Labor  Relations.  Except  as set forth on
Schedule 4(p), (i) there is no labor strike, dispute, or work stoppage or lockout actually pending, or, to the Seller's or Seller Members' knowledge, threatened, against or affecting the Acquired Business and during the past two years there has not been any such action; (ii) to the Seller's or Seller Members' knowledge, no union organizational campaign is in progress with respect to the employees of the Acquired Business and no question concerning representation exists respecting such employees; (iii) the Seller and each Subsidiary is in compliance in all material respects with all laws applicable to the Acquired Business respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Seller or any Subsidiary in connection with the Acquired Business pending, or, to the Seller's or Seller Members' knowledge, threatened, before the National Labor Relations Board; (v) there is no pending, or, to the Seller's or Seller Members' knowledge, threatened, grievance that, if adversely decided, would have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business; and (vi) no charges with respect to or relating to the Acquired Business are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices that, if adversely decided, would have a material adverse affect on the assets, financial condition or results of operations of the Acquired Business.
                  (q) Licenses; Permits. Except as disclosed on Schedule 4(q), all material licenses, permits or authorizations issued or granted to the Seller or a Subsidiary by local, state or federal governmental authorities or agencies and applicable to the Acquired Business are validly held by the Seller or a Subsidiary, the Seller and the Subsidiaries have complied with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby.
                  (r) Inventory. Except as set forth in Schedule 4(r), all inventory of the Acquired Business is of a quality usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality (all of which have been written down in the Balance Sheet and the W/C Statement to realizable market value or for which adequate reserves have been provided therein, in each case to the extent required by generally accepted accounting principles as applied by the Seller (including methods and practices) in the preparation of the Balance Sheet and the W/C Statement), or which have become obsolete in the ordinary course of business since the date of the Balance Sheet and the W/C Statement.

                  (s) Securities Act of 1933. The Notes being acquired by the Seller pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Seller will not offer to sell or otherwise dispose of the Notes so acquired by it in violation of any of the registration requirements of the Securities Act of 1933 or state securities law. The Seller is a sophisticated investor with knowledge and experience in business and financial matters, has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Notes, and is able to bear the economic risk and lack of liquidity inherent in holding the Notes.
                  (_)(_)(t) Product Liability. Except as set forth on Schedule 4(t), neither the Seller nor any of its Subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals as a result of the consumption or use of any product prepared, sold, or delivered by the Seller or any of its Subsidiaries.
                  (_)(_)(u) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.
         5. Covenants of the Seller and the Seller Members. The Seller covenants and agrees as follows: (a) Access. Prior to the Closing the Seller will give the Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Seller and the Subsidiaries; provided, however, that such access does not unreasonably disrupt the normal operations of the Seller or any Subsidiary.
                  (b) Conduct of the Seller. Except with the prior written consent of the Buyer or as otherwise expressly permitted by this Agreement, the Seller shall not take any action, at any time on or after the date hereof and at or prior to the Closing, that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Seller set forth in this Agreement or (ii) any of the conditions to the purchase and sale of the Acquired Assets set forth in Section 3 not being satisfied.
                  (c)  Preservation  of the Acquired  Business.  The Seller will carry on the Acquired Business diligently and in the ordinary course, substantially in the same manner as heretofore conducted, and keep its retail operations substantially intact, including its present relationships with suppliers and customers and others having business relations with it; provided, however, that the Seller may remove cash from the Acquired Business in any manner and to any extent on or prior to the Closing Date consistent with the Seller's obligation to include in the Acquired Assets the Store Cash. The Seller will maintain in inventory, at all times prior to the Closing Date, quantities of raw materials and other supplies and materials sufficient to allow the Buyer to continue and operate the Acquired Business, after the Closing Date, free from any shortage of such items (assuming the Buyer causes the Acquired Business to continue to purchase such items after the Closing Date in the ordinary course consistent with past practice). Except with the written consent of the Buyer, the Seller shall not amend in any material respect or terminate any of the agreements identified in Schedule 3(a)(viii) or enter into any new agreement (other than any supply agreement or contract, with respect to which the Seller has consulted with the Buyer) relating to the Acquired Business which, if existing as of the date hereof, would be required to be disclosed on any of the Schedules to the representations and warranties of the Seller in Section 4 of this Agreement.

                  (d) Confidentiality. The Seller will keep confidential, and cause its affiliates and instruct its and its affiliates' officers, directors, employees and advisors to keep confidential, all information concerning the transactions contemplated by this Agreement (including as to the parties hereto) and all nonpublic information relating to the Acquired Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 5(d).
                  (e) Insurance. The Seller shall keep, or cause to be kept, all insurance policies set forth on Schedule 4(l), or replacements therefor with reputable firms and providing no lesser coverage (in amount or scope), in full force and effect through the close of business on the Closing Date.
                  (f) Covenant Not To Compete. The Seller and the Seller Members agree that they will not directly or indirectly compete with the Buyer for a period of ten (10) years from the Closing Date. The phrase "directly or
indirectly  compete"  shall  include:  (i)  owning,   managing,   operating,  or
controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any business (other than any existing business of the Seller not acquired hereunder) which is the same as or competitive with the pretzel business conducted by the Buyer, at present or in the future, or any affiliate of the Buyer; provided, however, that this prohibition shall not apply to the retail pretzel operation of Randol S. Hemmer in the Mall of America located at Bloomington, Minnesota, nor to any ownership of less than one percent (1%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market; or (ii) soliciting or attempting to solicit the services of any employees of Buyer or any affiliate of the Buyer. If any of the provisions of this Section 5(f) is held to be unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this covenant to preserve the enforceability hereof to the maximum extent then permitted by law. The enforceability of this covenant is subject to the injunctive and other equitable powers of a court.
                  (g) Other Transactions. Prior to the Closing, neither the Seller, the Subsidiaries nor any other affiliate of the Seller shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with any corporation, partnership, person, or other entity or group (other than the Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Seller and/or the Subsidiaries. In the event that the Seller or any Subsidiary receives an offer relating to any such transaction, the Seller will promptly notify the Buyer of such proposal.
         6. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as follows:
                  (a) Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. When executed and delivered at the Closing, they will be duly executed and delivered by the Buyer and will constitute its valid and binding obligation, enforceable against it in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (other than those securing the Subordinated Debt and/or the Senior Debt) upon any of the properties or assets of the Buyer under, any provision of (i) the General Corporation Law of the State of Delaware, (ii) the Certificate of Incorporation or By-laws of the Buyer, (iii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which the
Buyer is a party or by which any of its properties are bound, or (iv) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to the Buyer or their respective properties or assets, other than, in the case of clause (iii) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a material adverse effect on the assets, financial condition or results of operations of the Buyer. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the Notes or the consummation by the Buyer of the transactions contemplated hereby and thereby.
                  (b) Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against the Buyer which have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, which are likely to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.
                  (c) Securities Act of 1933. The Subsidiary Shares being purchased by the Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Buyer will not offer to sell or otherwise dispose of the Subsidiary Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933 and applicable state securities or "blue sky" laws.
                  (d) Status of Buyer. The Buyer was incorporated on May 20, 1997. True and correct copies of the Buyer's Certificate of Incorporation and By-laws, in the form they will be in effect on the Closing Date, have been furnished to the Seller. The Buyer is a wholly owned subsidiary of Mrs. Fields' Holding Company, Inc. Controlling ownership of the Buyer will not be transferred outside the Buyer's group of affiliated, subsidiary or parent companies without the Seller's consent, which shall not be unreasonably withheld.
         7. Covenants of the Buyer. The Buyer covenants and agrees as follows:
                  (a) Confidentiality. Except as contemplated by this Agreement, the Buyer will keep confidential, and cause its affiliates and instruct its and its affiliates' officers, directors, employees and advisors to keep confidential, all nonpublic information relating to the Seller, the Subsidiaries or the Acquired Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 7(a); provided, however, that the obligations of the Buyer under this Section 7(a) shall terminate, with respect to information concerning the Acquired Business (but not with respect to other information) upon the occurrence of the Closing.
                  (b) Conduct of the Buyer. Except with the prior written consent of the Seller, the Buyer shall not take any action, at any time on or after the date hereof and at or prior to the Closing, that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Buyer set forth in this Agreement becoming untrue, or (ii) any of the conditions to the purchase and sale of the Acquired Assets set forth in
Section 3 not being satisfied.

         8. Mutual Covenants. The Seller and the Buyer each covenants and agrees as follows:
                  (a) Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to cause the Closing to occur. The Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from third parties and that such consents have not been obtained. The Seller and the Buyer shall use their best efforts to, and shall cooperate with each other to obtain as soon as practicable, the consent, approval or waiver, in form reasonably satisfactory to the Seller and the Buyer, from any person whose consent, approval or waiver is necessary to assign or transfer any Acquired Asset to the Buyer or otherwise to satisfy the conditions set forth in Sections 3(a)(iv) and 3(a)(viii). The covenants contained in this
Section 8(a) shall continue after the Closing Date.
                  (b) Cooperation. The Buyer and the Seller shall cooperate with each other for a period of 90 days after the Closing to ensure the orderly transition of the Acquired Business from the Seller to the Buyer and to minimize any disruption to the respective businesses of the Seller and the Buyer that might result from the transactions contemplated hereby.
                  (c) Publicity. The Seller and the Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, and, to the extent practical, of each person named therein (which consent shall not be unreasonably withheld), except as such release or announcement may be required by any franchising or other law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.
                  (d)  Records.
                           (i) On the Closing Date, the Seller shall deliver or cause to be delivered to the Buyer all original agreements, documents, books, records and files (collectively, "Records"), in the possession of the Seller relating to the Acquired Business of the Seller and the Subsidiaries, subject to the following exceptions:
                                    (A)  The  Buyer   recognizes   that  certain
                  Records may contain incidental information relating to the Seller and the Subsidiaries or may relate primarily to
                  Excluded Assets and/or Excluded Liabilities, and that the Seller may retain such Records and shall provide copies of the relevant portions thereof to the Buyer;
                                    (B)  The  Seller  may  retain  all   Records
                  relating to the sale of the Acquired Assets, including bids received from other parties and analyses relating to the Acquired Business;
                                    (C) The Seller  may retain any Tax  Returns.
                  The Buyer shall be provided with copies of such Tax Returns only to the extent that they relate to the Acquired Business or the Acquired Assets or the Buyer's obligations under this Agreement. The Seller shall not dispose of or destroy such records without first offering to turn over possession thereof to the Buyer (at the Buyer's expense) by written notice to the Buyer at least 30 days prior to the proposed date of such disposition or destruction; and
                                    (D) the  Seller  shall  retain  its  limited
                  liability company books and records, and including its membership records, its articles of organization and operating agreement, minutes of the meetings of the members and managers, and similar company governance documents.
                           (ii) After the Closing, upon reasonable written notice, the Buyer and the Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, access to such information (including Records pertinent to the Acquired Business) and assistance relating to the Acquired Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of the Seller, the Buyer or the Acquired Business.

                  (e) Supplemental Disclosure. Prior to the Closing, each party shall supplement or amend its Schedules provided in connection with its representations and warranties in this Agreement to include any information hereafter obtained which would have been required to be set forth or described in any such Schedule had it been existing or known as of the date of this
Agreement or which is necessary to complete or correct such Schedule. Notwithstanding the foregoing, for purposes of determining the accuracy of such representations and warranties for purposes of (i) Sections 3(a)(i) and 3(b)(i) or (ii) Sections 11(b)(i) and 11(c)(i), such Schedules shall be deemed to include, respectively, (iii) only that information contained therein on the date of this Agreement or (iv) all information contained in such Schedules as so supplemented or amended.
                  (f) Notice of Developments. The Buyer will give prompt written notice to the Seller of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Buyer. The Seller will (and the Seller Members will cause the Seller to) give prompt written notice to the Buyer of any material development affecting the assets, liabilities, business, financial condition, operation, results of operations or future prospects of the Seller and/or any of the Subsidiaries. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 8(f), however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of the covenant.
         9.  Employee and Related Matters.
                  (a) Employment Offers. The Buyer and the Seller agree that all store level employees of the Seller actively employed by the Seller (not including employees on a leave of absence for any reason, including but not limited to, workers compensation, FMLA, disability, etc.) on the Closing Date and certain field supervisory personnel designated by Buyer (collectively, the "Employees") shall be offered employment with the Buyer (all such employees who accept such employment offers are hereinafter referred to as "Continued Employees"). The Buyer agrees that each employment offer to an Employee shall be conditioned upon the waiver in writing by each such employee of any right of such employee to severance payments from the Seller or their affiliates. Notwithstanding the foregoing, it is understood that nothing in this Agreement shall prohibit or restrict the Buyer from terminating Continued Employees, changing compensation levels or other terms and conditions of employment subsequent to the Closing Date. The Buyer does not assume and the Seller hereby agrees to indemnify against, and hold Buyer harmless of and from, claims and damages for wages or benefits (other than accrued vacation benefits pursuant to
Section 1(c)(ii)) accrued on or before the Closing Date or relating to periods ending prior to or on the Closing Date.
                  (b) Employee Withholding and Reporting. The Seller shall transfer to the Buyer copies of any records (including, but not limited to, copies of Forms W-4, Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (federal, state and local) and FICA taxes with respect to wages paid by the Sellers during the 1997 calendar year to any Continued Employees. The Seller shall provide all of its employees, including Continued Employees, with Forms W-2, Wage and Tax Statements, for the 1997 calendar year setting forth the wages paid and taxes withheld by the Seller with respect to such employees for the 1997 calendar year.
                  (c) No Rights of Employment. Nothing in this Section 9, express or implied, is intended to confer or shall confer upon the Seller's employees, former employees or any Continued Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

         10. Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.
         11.  Indemnification.
                  (a) (i) Tax Indemnification. The Seller and the Seller Members, jointly and severally, agree to indemnify the Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Loss") suffered or incurred by any such indemnified party arising from Taxes applicable to the Acquired Business or the Acquired Assets, in each case attributable to taxable years or periods ending at the time of or prior to the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending at the time of the Closing. The Buyer shall be liable for and shall pay and shall indemnify the Seller, its affiliates and each of their respective members, officers, directors, employees and agents for all Taxes applicable to the Acquired Business or the Acquired Assets that are attributable to taxable years or periods beginning immediately after the Closing or, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing. For purposes of this Section 11(a), any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the time of the Closing and the other beginning immediately after the Closing; provided, however, that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated pro rata on a daily basis in accordance with the principles under Section 164(d) of the Code. "Straddle Period" means any taxable year or period beginning before and ending after the Closing.
                           (ii) Notwithstanding paragraph (i), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Acquired Business or the Acquired Assets shall be paid jointly and severally by the Seller and the Seller Members. The Buyer and the Seller agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.
                           (iii) The Seller (and/or the Seller Members) or the Buyer, as the case may be, shall provide prompt reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 11(a); provided, however, that any claim for reimbursement asserted against the Seller or the Seller Members may, at the Buyer's election, be offset against the unpaid portion, if any, of the Subordinated Note as provided in Section 11(g). Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder except to the extent the indemnifying party is materially adversely affected thereby.
                           (iv) The Buyer (or the Seller and/or the Seller Members, as the case may be) shall promptly notify the Seller and/or the Seller Members (or the Buyer, as the case may be) in writing, upon receipt by the Buyer (or the Seller and/or the Seller Members, as the case may be) or any of its (or their) affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may affect the Tax liabilities for which the Seller and/or the Seller Members (or the Buyer, as the case may be) would be required to indemnify the Buyer (or the Seller and/or the Seller Members, as the case may be) pursuant to paragraph (i) of this Section 11(a), although failure to do so will not relieve the Seller and/or the Seller Members (or the Buyer, as the case may be) from its liability hereunder, except to the extent the Seller and/or the Seller Members (or the Buyer, as the case may be) is materially adversely affected thereby. The Seller and/or the Seller Members shall have the right to control any Tax audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing, and to employ counsel of their choice at their expense; provided, however, that the Buyer shall be entitled to participate at its own expense in (but shall have no right to control) any Tax Audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing to the extent that its interest could be materially adversely affected. In the case of the Straddle Period, the Seller and/or the Seller Members shall be entitled to participate at its expense in (but, except as provided below, shall have no right to control) any Tax audit or administrative or court proceeding relating in whole or in part to Taxes attributable to the portion of such Straddle Period ending at the time of the Closing and, with the written consent of the Buyer, and at the Seller's and/or the Seller Members' sole expense, may assume the entire control of such audit or proceeding. Neither the Buyer nor any of its affiliates may settle any Tax claim for any taxable year or period ending at or before the time of the Closing or for any Straddle Period which may be the subject of indemnification by the Seller and/or the Seller Members under paragraph (i) of this Section 11(a) without the prior written consent of the Seller and/or the Seller Members, which consent may not be unreasonably withheld.

      (v) After the Closing,  each of the Seller and/or the
         Seller Members, on the one hand, and the Buyer, on the other hand, shall (and shall cause their respective affiliates to):
                                    (1) assist the other party in preparing  any
                  Tax Returns which such other party is responsible for preparing and filing;
                                    (2)  cooperate  fully in  preparing  for any
                  audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Acquired Business or the Acquired Assets;
                                    (3) make  available  to the other and to any
                  taxing authority as reasonably requested all information, records, and documents relating to Taxes relating to the Acquired Business or the Acquired Assets;
                                    (4)  provide  timely  notice to the other in
                  writing of any pending or threatened Tax audits or assessments relating to the Acquired Business or the Acquired Assets for taxable periods for which the other may have a liability under this Section 11(a); and

     (5) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

     (b) Other Indemnification by the Seller and the Seller Members. The Seller and the Seller Members, jointly and severally, agree to indemnify the Buyer and each of their respective officers, directors, employees and agents and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in Section 11(a)) to the extent arising from:

      (i) any breach of any  representation  or warranty of
         the Seller and/or the Seller Members contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or thereto (respectively, the "Related Documents") (regardless of whether such breach is related to any Assumed Liability); provided, however, that the Seller and/or the Seller Members shall not have any liability for any breach of a representation or warranty of the Seller and/or the Seller Members contained in this Agreement if the Buyer had actual knowledge of such breach at the time of the Closing (it being agreed that the burden of proof of such actual knowledge shall be on the Seller and/or the Seller Members);
                           (ii) any breach of any covenant of the Seller  and/or
         the Seller Members contained in this Agreement requiring performance after the Closing Date;
                           (iii) (A) any out of  pocket  costs  associated  with
                  obtaining assignments of store leases or subleases, and the present value of any rent increases, above the amount set forth on the rent schedule attached hereto as Schedule 11(b)(iii), in connection with or on account of the assignment of the leases and subleases to the Buyer, over the remaining term of such leases or subleases; but only to the extent the foregoing amounts, in the aggregate, exceed Fifty Thousand Dollars ($50,000);
                           (iv)  any  Excluded   Liabilities  not  described  in
Section 11(b)(iii);

                           (v) any lawsuit, claim, proceeding or investigation, known or unknown, existing as of the date of this Agreement or asserted at any time thereafter, by or against the Buyer (or Subsidiary or affiliate of Buyer) or any of the Acquired Assets, including without limitation the proceedings, investigations or matters disclosed, or for which disclosure is required, pursuant to Sections 4(k) or 4(p);
provided, however, that the Seller and/or the Seller Members shall not have any liability under Section 11(b)(i) or (ii) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by the Buyer or any of its affiliates contrary to the express requirements of this Agreement; and provided further, however, that the aggregate amount required to be paid by the Seller and/or the Seller Members pursuant to Section 11(b) shall not exceed $2,000,000.
                  (c) Indemnification by the Buyer. The Buyer shall indemnify the Seller and/or the Seller Members, and each of their respective managing members, officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in paragraph (a) of this Section 11) to the extent arising from:

     (i) any breach of any representation or warranty of the Buyer contained in this Agreement;

     (ii) any breach of any covenant of the Buyer contained in this Agreement requiring performance after the Closing Date; or

     (iii)any Assumed Liabilities; provided, however, the Buyer shall not have any liability under clause (i) above for any breach of a representation or warranty of the Buyer contained in this Agreement if the Seller and/or the Seller Members had actual knowledge of such breach at the time of the Closing (it being agreed that the burden of proof of such actual knowledge shall be on the Buyer).

  (d)  Losses  Net of  Insurance,  etc.  The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage, expense or Tax. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage, expense or Tax. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price, for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price, for United States federal income Tax purposes.
                  (e) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (i) pursuant to Section 11(a), shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof);
(ii) pursuant to Sections 11(b)(i) and (ii) and 11(c)(i) and (ii), shall terminate on the date that is 2 (two) years after the Closing Date; and (iii) pursuant to Sections 11(b)(iii), (iv) and (v) and 11(c)(iii) shall survive indefinitely; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice to the indemnifying party stating in reasonable detail the basis of such claim and, in the case of a claim arising from a third party claim, suit, action or proceeding, stating that the claim has actually been asserted and including a copy of such claim if in writing or the pleadings relating to such suit, action or proceeding.

                  (f) Procedures  Relating to Indemnification  (Other than under
Section 11(a). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11(a) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.
                  If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).
                  (g) Certain Set-off Rights. All payments, if any, required to be made by the Seller under Section 11 shall be made solely by (i) a dollar for dollar reduction of the principal amount, if any, then remaining payable, under the Subordinated Note, effective as of the date of issuance thereof, or (ii) in the event the Subordinated Note has been prepaid, a claim against the Seller and/or the Seller Members for repayment of all or a portion of the Cash Purchase Price.
                  (h)  Waiver of Other Remedies.
                           (i) The Buyer acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims of fraud) shall be pursuant to the indemnification provisions set forth in this Section 11. In furtherance of the foregoing, the Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Seller and/or the Seller Members or any of their affiliates, creditors, members or stockholders relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation.

                           (ii) The Seller and the Seller Members acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims of fraud) shall be pursuant to the indemnification provisions set forth in this Section 11. In furtherance of the foregoing, the Seller and the Seller Members hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) they may have against the Buyer or any of its affiliates, creditors or stockholders relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation. 12. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Buyer, the Seller, or the Seller Members (other than by operation of law in connection with a merger, a sale of substantially all the assets, or a liquidation of the Buyer or the Seller) without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld); provided, however, that the Buyer may assign its right to purchase the Acquired Assets hereunder to a parent, subsidiary or affiliate of the Buyer without the prior written consent of the Seller and, following the Closing Date, may freely dispose of the Acquired Business; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder; and provided further, however, that the Note shall be transferable in accordance with its terms, subject to applicable laws and regulations and subject to the requirement that the Note not be transferred or distributed in a manner which could subject the Buyer to reporting under the U.S. federal securities laws. In connection with seeking any such consent, a party proposing to so assign or transfer its rights and obligations shall give to the party whose consent is sought reasonable details of the proposed assignment or transfer, including the proposed method of making adequate provision for such party's obligations hereunder.
         13. No Third-Party Beneficiaries. Except as provided for indemnified parties in Section 11 and except for the waivers of other remedies by the Seller, the Seller Members, and the Buyer in Section 11(h), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
         14.  Termination.
                  (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     (i)  by mutual written consent of the Seller and the Buyer;

     (ii) by the Seller if any of the conditions set forth in Section 3(b) hereof shall have become incapable of fulfillment, and shall not have been waived by the Seller;

     (iii)by the Buyer if any of the conditions set forth in Section 3(a) hereof shall have become incapable of fulfillment, and shall not have been waived by the Buyer; or

     (iv) by either party hereto, if the Closing does not occur on or prior to August 31, 1997.

   (b) In the event of termination by the Seller or the Buyer pursuant to this Section 14, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                           (i) the Buyer shall return all documents and other material received from the Seller or any Subsidiary relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Seller; and
                           (ii) all confidential information received by the Buyer with respect to the Acquired Business shall be kept confidential.
                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 14, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 16 hereof relating to certain expenses, (ii) Section 8(c) hereof relating to publicity, (iii) Section 23 hereof relating to finder's fees and broker's fees and (iv) this Section 14. Nothing in this Section 14 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.
         15. Survival of Representations. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 11(b) and 11(c) of this Agreement and shall terminate at the close of business five years following the Closing Date.
         16. Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated  hereby  shall  be paid  by the  party  incurring  such  costs  and expenses.
         17.  Arbitration.
                  (a) Subject to the provisions of Sections 2(c) and 25, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including, without limitation, the interpretation hereof and any breach, termination or invalidity hereof, shall be settled exclusively and finally (i) through good faith negotiation of the parties for a period not in excess of 30 days and (ii) in the event such negotiations do not yield a settlement within such 30-day period, by arbitration (irrespective of the magnitude thereof, the amount in controversy or whether such matter would otherwise be considered justiciable or ripe by a court or arbitral tribunal).
                  (b) The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "Arbitration Rules"), except as those rules conflict with the provisions of this
Section 17, in which event the provisions of this Section 17 shall control.
                  (c) The arbitral tribunal shall consist of three arbitrators chosen in accordance with the Arbitration Rules. The arbitration shall be conducted in Salt Lake City, Utah. Any submission of a matter for arbitration shall include joint written instructions of the parties requiring the arbitral tribunal to render a decision resolving the matters submitted within 60 days following the submission thereof.
                  (d) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.
                  (e) All out-of-pocket costs and expenses incurred by any party in connection with the resolution of any disagreement, dispute, controversy or claim pursuant to this Section 17, including, but not limited to, reasonable attorney=s fees and disbursements, shall be borne by the party incurring the same; provided, however, that the arbitral tribunal shall have the discretion to declare any party as the "prevailing party" with respect to one or more of the issues that were the subject of the arbitration and to require the other parties to the arbitration to reimburse such "prevailing party" for some or all of its costs and expenses incurred in connection with such proceeding.
                  (f) The costs of the arbitral tribunal shall be divided evenly between any parties thereto affiliated with the Sellers, on the one hand, and any parties thereto affiliated with the Buyer, on the other hand, unless there is a "prevailing party", in which case the arbitral tribunal may allocate more or all of such costs to the party thereto that is not the "prevailing party".
                  (g) This Section 17 shall not prohibit or limit in any way any party from seeking or obtaining preliminary or interim injunctive or other equitable relief from a court for a breach or alleged breach of any of the covenants and agreements of another party contained in this Agreement.

   18. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.
         19. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

(i)      if to the Seller, the Seller Members, or any of them,

                           H&M Concepts Ltd. Co.
                           c/o Steven H. Mann
                           824 W. Ashbourne Drive
                           Eagle, Idaho  83616

                  with a copy to:

                           John R. Hansen, Jr.
                           1419 West Washington
                           Boise, Idaho  83702
                           Telecopy:  (208) 385-7008

                  (ii)     if to the Buyer:

                           Mrs. Fields' Pretzel Concepts, Inc.
                           462 West Bearcat Drive
                           Salt Lake City, Utah 84115
                           Attention:  Larry A. Hodges, President
                           Telecopy: (801) 463-2183

                  with a copy to:

                           Jones, Waldo, Holbrook & McDonough, P.C.
                           170 South Main Street
                           Suite 1500
                           Salt Lake City, Utah 84101
                           Attn. Glen D. Watkins
                           Telecopy: (801) 328-0537

         20. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents and index of defined terms to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "to the Seller's knowledge" or similar phrases means the actual knowledge, as of the time the relevant statement is made, of any managing member of the Seller. For purposes of the representations, warranties and covenants hereunder, references to "the date of this Agreement," "the date hereof" or other similar phrases shall be deemed to be references to July 22, 1997.

         21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.
         22. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
         23. Fees. Each party hereto hereby agrees, represents and warrants that no person has acted in connection with this Agreement or the transactions contemplated hereby as a broker or finder and that no person is entitled to any brokerage fee, finder's fee or commission with respect thereto. The parties further agree to hold the other party harmless from any damages, claims or expenses asserted against such party as a result of any person claiming a commission or finder's fee for the transactions contemplated herein.
         24. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
         25.  Consent to Jurisdiction.
                  (a) Each of the Seller, the Seller Members and the Buyer irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of Utah, and (ii) the United States District Court for the Central District of Utah, solely for the purposes of seeking specific performance or enforcing an arbitral award arising out of this Agreement or any transaction contemplated hereby. Each of the Seller, the Seller Members and the Buyer agrees to commence any such action, suit or proceeding relating thereto either in the United States District Court for the Central District of Utah or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of Utah. Each of the Seller, the Seller Members and the Buyer further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Utah with respect to any matters to which it has submitted to jurisdiction as set forth above in this Section 25(a). Each of the Seller, the Seller Members and the Buyer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding described above in (i) the Supreme Court of the State of Utah or (ii) the United States District Court for the Central District of Utah, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
                  (b) Should any litigation be commenced in connection with the matters described in the preceding Section 25(a), the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

         26. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
         27. Remedies. Each of the parties acknowledges and agrees that each other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that each other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof, having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.
                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

214511.14
         07/22/97
                                                         72


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
SELLER:                                              BUYER:

H&M CONCEPTS LTD. CO.                       MRS. FIELDS' PRETZEL CONCEPTS,
                                                              INC.

By:/s/Randol S. Hemmer                           By:/s/
         Name:  Randol S. Hemmer               Name:
         Title: Managing Member               Title:


By:/s/Steven H. Mann
         Name:  Steven H. Mann
         Title:  Managing Member



MEMBERS OF THE SELLER:

/s/Randol S. Hemmer
Randol S. Hemmer, individually

/s/Steven H. Mann
Steven H. Mann, individually

                                   APPENDIX A



                             INDEX OF DEFINED TERMS

Defined Term                                                          Page

Acquired Assets   1
Acquired Business 1
Allocation Schedule....................................................9
Arbitrator        14
Assumed Liabilities....................................................3
Balance Sheet     25
Buyer             1
Buyer Notes       11
Closing           10
Closing Date      11
Code              9
Continued Employees...................................................50
Contracts         32
Employees         50
Environmental Laws....................................................37
ERISA             33
Excluded Assets   2
Excluded Liabilities...................................................4
Financial Statements..................................................25
Indemnified party 58
Liens             28
Loss              51
Notice of Disagreement................................................13
Pension Plans     33
Permitted Liens   28
Purchase Price    5
Records           47
Related Documents 55
Seller            1
Store Cash        2
Straddle Period   52
Subsidiary Shares 11
Tax Returns       27
Taxes             27
Third Party Claim 58
Unassigned Asset  10
W/C Statement     12
Working Capital Amount................................................12
Working Capital Base Amount...........................................13
Acquired Assets   2
Acquired Business 2
Acquired Leases   64
Allocation Schedule....................................................8
Arbitration Rules 94
Arbitrator        17
Assumed Liabilities....................................................4
Balance Sheet     32
Benefit Plans     43
Buyer             1
Note..................................................................11

Closing           10
Closing Cash Amount...................................................14
Closing Date      11
Code              8
Continued Employees...................................................71
Contracts         41
Election          69
Employees         71
Environmental Laws....................................................48
ERISA             43
Excluded Assets   3
Excluded Liabilities...................................................5
Financial Statements..................................................31
Hazardous Substance...................................................48
Indemnified Party 85
Intellectual Property.................................................36
Liens             35
Loss              73
Notice of Disagreement................................................16
Other Agreements  23
Permitted Liens   35
Purchase Price    6
Records           66
Related Documents 79
Seller            1
Store Cash        3
Straddle Period   75
Subsidiaries      2
Subsidiary Shares 11
Tax Returns       34
Taxes             34
Third Party Claim 85
Transaction Documents.................................................59
Unassigned Asset  9
W/C Statement     12
Working Capital Amount................................................14
Working Capital Base Amount...........................................15